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                                                                   Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 30, 2004, with respect to the financial statements and schedules of MWM Holding, Inc. included in the Amendment No. 4 to the Registration Statement on S-4 and related Prospectus of Ply Gem Industries, Inc. for the registration of $225,000,000 of 9% Senior Subordinated Notes due 2012.

                                                        /s/ Ernst & Young LLP

Greensboro, NC
September 7, 2004